EXHIBIT 99.1

Arbutus to Present AB-729 and AB-161 Data at the Global Hepatitis Summit 2023

Two oral presentations scheduled for Thursday, April 27, 2023

WARMINSTER, Pa., April 18, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced that two abstracts have been accepted as late-breaker oral presentations at the Global Hepatitis Summit 2023 taking place April 25-28, 2023, in Paris.

The accepted abstracts for oral presentations are as follows:

Abstract Number: LB/O99
Session Title: Clinical 4: New HBV drug clinical developments
Session Date/Time: Thursday, April 27, 2023, 9:20 – 9:35 am
Title: 48 weeks of AB-729+nucleos(t)ide analogue (NA) therapy results in profound, sustained HBsAg declines in both HBeAg+ and HBeAg- subjects which are maintained in HBeAg- subjects who have discontinued all therapy
Presenter: Prof. Man-Fung Yuen
Key Findings: Data from HBeAg+ subjects (Cohort K) from the AB-729-001 clinical trial showed that AB-729 treatment leads to marked HBsAg and HBeAg declines in HBeAg+ subjects, with two subjects each achieving HBsAg and HBeAg below the limit of quantitation. Additional follow-up data reported for the seven remaining HBeAg- subjects from other cohorts who elected to stop NA therapy after NA+AB-729 treatment, showed that they continue to maintain low HBV DNA levels off all therapy, and mean HBsAg levels remain 1.55 log10 below baseline levels up to one and half years after the last dose of AB-729.

Abstract Number: LB/O95
Session Title: Late Breaker Abstracts Session
Session Date/Time: Thursday, April 27, 2023, 4:45 – 5:00 pm
Title: Preclinical antiviral profiling of AB-161, an oral HBV inhibitor that destabilizes HBV RNA and suppresses HBsAg
Presenter: Angela M. Lam
Key Findings: Preclinical antiviral and mechanism of action studies were conducted for AB-161, a potent small-molecule HBV RNA destabilizer being developed as an orally administered antiviral agent for the treatment of chronic hepatitis B virus (cHBV) infection. The results showed that AB-161 provides robust anti-HBV activity including suppression of HBV RNA and HBsAg production in vitro and in vivo. The differentiated anti-HBV effects of AB-161 compared to other classes of HBV inhibitors, including nucleos(t)ide analogs (NA) and capsid assembly modulators (CAM), suggest that AB-161 may be an important component in combination to provide a functional cure for cHBV.

Abstracts are available to GHS 2023 congress attendees on the congress website at https://global-hepatitis.com. The oral presentations will be available after the formal presentation has occurred on April 27, 2023, on Arbutus’ website at www.arbutusbio.com.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens, including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. AB-729 targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology that enables subcutaneous delivery. Clinical data generated thus far has shown single- and multi-doses of AB-729 to be generally safe and well-tolerated while providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. AB-729 is currently in multiple Phase 2a clinical trials.

About AB-161

AB-161 is our next generation oral small molecule RNA destabilizer, specifically designed to target the liver. Mechanistically, RNA destabilizers target the host proteins PAPD5/7, which are involved in regulating the stability of HBV RNA transcripts. In doing so, RNA destabilizers lead to the selective degradation of HBV RNAs, thus reducing HBsAg levels and inhibiting viral replication. To provide a proprietary all-oral treatment regimen for patients with cHBV, we believe inclusion of a small molecule RNA destabilizer is key.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. To address HBV, we are developing a RNAi therapeutic, an oral PD-L1 inhibitor, and an oral RNA destabilizer to potentially identify a combination regimen with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. AB-729 is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronaviruses, (including SARS-CoV-2), for which we have nominated a compound and have begun IND-enabling pre-clinical studies. In addition, we are also exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; our expectations and goals for our collaborations with third parties and any potential benefits related thereto; and the potential for our product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic and patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com